                                                                   EXHIBIT 10.18
                                                                   -------------

                              EMPLOYMENT AGREEMENT


                THIS AGREEMENT is entered into as of May 20, 1997, by and between Bath & Body Works, Inc. and Intimate Brands Inc. a Delaware corporation (the "Company"), and Beth M. Pritchard (the "Executive") (hereinafter collectively referred to as "the parties").

                WHEREAS, the Executive has heretofore been employed as President and Chief Executive Officer Bath & Body Works, and is experienced in all phases of its business and possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel; and

                WHEREAS, the Company has determined that it is essential and in its best interests to retain the services of key management personnel and to ensure their continued dedication and efforts; and

                WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to secure the continued services and employment of the Executive and the Executive is willing to render such services on the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the foregoing and the respective agreements of the parties contained herein, the parties hereby agree as follows:

                1. Term. The initial term of employment under this Agreement shall be for the period commencing on the date hereof (the "Commencement Date") and ending on the sixth anniversary of the Commencement Date (the "Initial Term"); provided, however, that upon the expiration of the Initial Term, this Agreement shall be automatically extended for a period of one year, unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended.

                2. Employment.

                        (a) Position. The Executive shall be employed as the President and Chief Executive Officer - Bath & Body Works, or such other position of reasonably comparable or greater status and responsibilities as may be determined by the Board with any division, subsidiary or affiliate of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons employed in a similar executive capacity. The Executive shall report to Leslie H. Wexner or his successor.

                        (b) Obligations. The Executive agrees to devote her full business time and attention to the business and affairs of the Company. The foregoing, however, shall not preclude the Executive from serving on corporate, civil or charitable boards or committees or managing personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities hereunder.

                3. Base Salary. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $700,000. This base salary will be subject to annual review and may be increased from time to time by the Board considering factors such as the executive's responsibilities, compensation of similar executives within the company and in other companies, performance of the executive and other pertinent factors (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives.

                4. Equity Compensation. The Company shall grant to the Executive rights to receive 300,000 shares of the Company's common stock and options to acquire 500,000 shares of the Company's common stock pursuant to the terms of the agreements attached hereto as Exhibits A and B.

                5. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to senior executives generally and as may be in effect from time to time. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally.

                6. Bonus. The Executive shall be entitled to participate in the Company's applicable incentive compensation plan on such terms and conditions as may be determined from time to time by the Board.

                7. Other Benefits.

                        (a) Life Insurance.

                                (1) During the term of the Agreement, the
Company shall maintain term life insurance coverage on the life of the Executive in the amount of $5,000,000, the proceeds of which shall be payable to the beneficiary or beneficiaries designated by the Executive. The Executive agrees to undergo any reasonable physical examination and other procedures as may be necessary to maintain such policy.

                                (2) During the term of this Agreement, the
Company shall be entitled to maintain a "key person" term life insurance policy on the life of the Executive, the proceeds of which shall be payable to the Company or its designees. The Executive agrees to undergo any reasonable physical examination and other procedures as may be necessary to maintain such policy.

                        (b) Expenses. Subject to applicable Company policies, the Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by her in connection with the performance of her duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

                        (c) Office and Facilities. The Executive shall be provided with an appropriate office and with such secretarial and other support facilities as are commensurate with the Executive's status with the Company and adequate for the performance of those duties hereunder.

                8. Vacation. The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

                9. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

                        (a) Disability. The Company shall be entitled to terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform those duties under this Agreement for a period of at least six (6) months in any 12 month calendar period as determined in accordance with the The Limited, Inc. Long-Term Disability Plan.

                        (b) Cause. The Company shall be entitled to terminate the Executive's employment for "Cause" without prior written notice. For purposes of this Agreement, "Cause" shall mean that the Executive (1) willfully failed to perform those duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness); or (2) has plead "guilty" or "no contest" to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in willful misconduct in bad faith which could reasonably be expected to materially harm the Company's business or its reputation.

                        The Executive shall be given written notice by the Board of termination for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. The Executive shall be entitled to a hearing before the Board or a committee thereof established for such purpose and to be accompanied by legal counsel. Such hearing shall be held within 15 days of notice to the Company by the Executive, provided the Executive requests such hearing within 30 days of the written notice from the Board of the termination for Cause.

                        (c) Termination by the Executive. The Executive may terminate employment hereunder for "Good Reason" by delivering to the Company
(1) a Preliminary Notice of Good Reason (as defined below), and (2) not earlier than thirty (30) days from the delivery of such Preliminary Notice, a Notice of Termination. For purposes of this Agreement, "Good Reason" means (i) the failure to continue the Executive as President and Chief Executive Officer - Bath & Body Works or such other capacity as contemplated by Section 2 hereof; (ii) the assignment to the Executive of any duties materially inconsistent the Executive's



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positions, duties, authority, responsibilities and reporting requirements as set forth in Section 2 hereof; (iii) a reduction in or a material delay in payment of the Executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of this Agreement; (iv) the Company, the Board or any person controlling the Company requires the Executive to be based outside of the United States, other than on travel reasonably required to carry out the Executive's obligations under the Agreement or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; provided, however, that "Good Reason" shall not include (A) acts not taken in bad faith which are cured by the Company in all respects not later than thirty (30) days from the date of receipt by the Company of a written notice from the Executive identifying in reasonable detail the act or acts constituting "Good Reason" (a "Preliminary Notice of Good Reason") or (B) acts taken by the Company by reason of the Executive's physical or mental infirmity which impairs the Executive's ability to substantially perform the duties under this Agreement. A Preliminary Notice of Good Reason shall not, by itself, constitute a Notice of Termination.

                        (d) Notice of Termination. Subject to Section 9(b), any purported termination by the Company or by the Executive shall be communicated by a written Notice of Termination to the other two weeks prior to the Termination Date (as defined below). For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

                        (e) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, the date of death, or in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive.

                10. Compensation Upon Termination.

                        (a) If during the term of this Agreement (including any extensions thereof), the Executive's employment is terminated by the Company for Cause, by reason of the Executive's death or if the Executive gives written notice not to extend the term of this Agreement, the Company's sole obligation hereunder shall be to pay the Executive the following amounts earned hereunder but not paid as of the Termination Date: (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred pursuant to Section 7(b) through the Termination Date, and (iii) any earned compensation which the Executive had previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"), provided, however, that if the Executive gives such written notice not to extend, the Company shall continue to pay the premiums provided for in Section 7(a)(1)



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through the end of the calendar year in which the Executive's termination occurs. The Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans then in effect.

                        (b) If the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, the Company's sole obligation hereunder shall be as follows:

                                (i) the Company shall pay the Executive the
                Accrued Compensation;

                                (ii) the Company shall continue to pay the
                Executive the Base Salary for a period of one (1) year following the Termination Date; and

                                (iii) the Company shall continue to pay the
                premiums provided for in Section 7(a)(1) hereof through the end of the calendar year in which such termination occurs.

                        (c) If the Executive's employment is terminated by the Company by reason of the Executive's Disability, the Company's sole obligation hereunder shall be as follows:

                                (i) the Company shall pay the Executive the
                Accrued Compensation;

                                (ii) the Company shall continue to pay the
                Executive 100% of the Base Salary for the first twelve months following the Termination Date, 80% of the Base Salary for the second twelve months following the Termination Date, and 60% of the Base Salary for the third twelve months following the Termination Date; provided, however, that such Base Salary shall be reduced by the amount of any benefits the Executive receives by reason of her Disability under the Company's relevant disability plan or plans; and

                                (iii) if the Executive is disabled beyond
                thirty-six (36) months, the Company shall continue to pay the Executive 60% of Base Salary up to a maximum of $250,000 per year for the period of the Executive's Disability, as defined in the Company's relevant disability plans; provided, however, that such payments shall be reduced by the amount of any benefits the Executive receives by reason of her Disability under the Company's relevant disability plan or plans; and

                                (iv) the Company shall continue to pay the
                premiums provided for in Section 7(a)(1) hereof through the end of the calendar year in which such termination occurs.



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                        (d) If the Executive's employment is terminated by
reason of the Company's written notice to the Executive of its decision not to extend the term of this Agreement as contemplated in Section 1 hereof, the Company's sole obligation hereunder shall be as follows:

                                (i) the Company shall pay the Executive the
                Accrued Compensation;

                                (ii) the Company shall continue to pay the
                Executive the Base Salary for a period of one (1) year following the expiration of such term; and

                                (iii) the Company shall continue to pay the
                premiums provided for in Section 7(a)(1) hereof through the end of the calendar year in which the Executive's termination occurs.

                        (e) During the period the Executive is receiving salary continuation pursuant to Section 10(b)(ii), 10(c)(ii) or 10(d)(ii) hereof, the Company shall, at its expense, provide to the Executive and the Executive's beneficiaries medical and dental benefits substantially similar in the aggregate to those provided to the Executive immediately prior to the date of the Executive's termination of employment; provided, however, that the Company's obligation with respect to the foregoing benefits shall be reduced to the extent that the Executive or the Executive's beneficiaries obtains any such benefits pursuant to a subsequent employer's benefit plans.

                        (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation provided to the Executive in any subsequent employment.

                11. Employee Covenants.

                        (a) Unauthorized Disclosure. The Executive shall not, during the term of this Agreement and thereafter, make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the prior written consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company or as may be legally required, of any information relating to the business or prospects of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers, products, methods of distribution, strategies, business and marketing plans and business policies and practices); provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by the Executive in violation of this Section 11(a)). This confidentiality covenant has no temporal, geographical or territorial restriction.



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                        (b) Non-Competition. During the Non-Competition Period
described below, the Executive shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that competes, directly or indirectly, with the Company or any division, subsidiary or affiliate of the Company; provided, however, that the "beneficial ownership" by the Executive after termination of employment with the Company, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than two percent (2%) of the voting stock of any publicly held corporation shall not be a violation of Section 11 of this Agreement.

                        The "Non-Competition Period" means the period the Executive is employed by the Company plus one (1) year from the Termination Date if the Executive's employment is terminated (i) by the Company for any reason,
(ii) by the Executive for any reason, or (iii) by reason of either the Company's or the Executive's decision not to extend the term of this Agreement as contemplated by Section 1 hereof.

                        (c) Non-Solicitation. During the No-Raid Period described below, the Executive shall not, either directly or indirectly, alone or in conjunction with another party, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries and/or affiliates, with any person who at any time was an employee, customer or supplier of the Company, its subsidiaries and/or affiliates or otherwise had a business relationship with the Company, its subsidiaries and/or affiliates.

                The "No-Raid Period" means the period the Executive is employed by the Company plus one (1) year from the Termination Date if the Executive's employment is terminated (i) by the Company for any reason except by reason of the Executive's Disability, (ii) by the Executive for any reason, or (iii) by reason of either the Company's or the Executive's decision not to extend the term of this Agreement as contemplated by Section 1 hereof.

                        (d) Remedies. The Executive agrees that any breach of the terms of this Section 11 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants not to compete and solicit are reasonable and that the Company would not have entered into this Agreement but for the inclusion of such covenants herein. Should a court determine, however, that any provision of the covenants is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                        The provisions of this Section 11 shall survive any termination of this Agreement, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 11; provided, however, that this paragraph shall not, in and of itself, preclude the Executive from defending herself against the enforceability of the covenants and agreements of this
Section 11.

                12. Limitation of Payments.

                        (a) Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive, by the Company, any of its affiliates, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments (not including any Gross-Up Payment).

                        (b) All determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and any amounts relevant to the last sentence of Subsection 12(a), shall be made by an independent accounting firm selected by the Company from among the largest six accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive within five (5) days of the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise
Tax). Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Company should have made Gross-Up Payments ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

                  (c) As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Company should have made Gross-Up Payments ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

                13. Employee Representation. The Executive expressly represents and warrants to the Company that the Executive is not a party to any contract or agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way the Executive's ability to fully perform the Executive's duties and responsibilities under this Agreement.

                14. Successors and Assigns.

                        (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include any such successors and assigns to the Company's business and/or assets. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring or otherwise succeeding to, directly or indirectly, all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                        (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                15. Arbitration. Except with respect to the remedies set forth in Section 11(d) hereof, if in the event of any controversy or claim between the Company or any of its affiliates and the Executive arising out of or relating to this Agreement, either party delivers to the other party a written demand for arbitration of a controversy or claim then such claim or controversy shall be submitted to binding arbitration. The binding arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall take place in Columbus, Ohio. Each of the Company and the Executive shall appoint one person to act as an arbitrator, and a third arbitrator shall be chosen by the first two arbitrators (such three arbitrators, the "Panel"). The Panel shall have no authority to award punitive damages against the Company or the Executive. The arbitrator shall have no authority to add to, alter, amend or refuse to enforce any portion of the disputed agreements. The Company and the Executive each waive any right to a jury trial or to petition for stay in any action or proceeding of any kind arising out of or relating to this Agreement.

                16. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or upon receipt if overnight delivery service or facsimile is used, addressed as follows:



To the Executive:
-----------------

                 Beth M. Pritchard
                 xxxxxxxxxxxxxxxx
                 xxxxxxxxxxxxxxxx

To the Company:
---------------

                 Intimate Brands, Inc.
                 3 Limited Parkway
                 Columbus, Ohio  43230
                 Attn: Secretary



                17. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

                18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of law principles thereof.

                20. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                            INTIMATE BRANDS, INC.





                                            By: /s/ LESLIE H. WEXNER
                                               -------------------------
                                            Name:  Leslie H. Wexner
                                            Title: Chairman of the Board

                                             /s/ BETH M. PRITCHARD
                                            ----------------------------
                                            Beth M. Pritchard

=============== [LOGO OF INTIMATE BRANDS, INC. APPEARS HERE] ===================

                             S T O C K    A W A R D

                             STOCK OPTION AGREEMENT
                           ACKNOWLEDGEMENT OF RECEIPT

This Stock Option Agreement is entered into by and between Intimate Brands, Inc. (the "Company"), and the associate of the Company whose name appears below (the "Associate") in order to set forth the terms and conditions of Options granted to the Associate under Intimate Brands, Inc. 1995 Stock Option and Performance Incentive Plan (1997 Restatement) (the "Plan").

                        Associate's Name:  BETH M. PRITCHARD

                        Division:          BATH & BODY WORKS

                        Social Security #:

                        Address:




                                      Date      Expiration   Number of     Option          Exercise Schedule
     Plan Name                      of Grant       Date       Shares        Price         Date         Shares
--------------------                --------    ----------   ---------     --------    -----------------------
1995 NQ PLAN (97 RESTATEMENT)       05/20/97     05/21/07     488,754      $20.3750     05/20/98        50,000
                                                                                        05/20/99        50,000
                                                                                        05/20/00        50,000
                                                                                        05/20/01        73,568
                                                                                        05/20/02        95,093
                                                                                        05/20/03       170,093
1993 ISO PLAN (97 RESTATEMENT)      05/20/97     05/21/07      11,246      $20.3750     05/20/01         1,432
                                                                                        05/20/02         4,907
                                                                                        05/20/03         4,907


Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Associate Options to purchase shares of Common Stock of the Company, as outlined above.

The Company and the Associate have executed this Agreement as of the Date of Grant set forth above.


              INTIMATE BRANDS, INC.                       ASSOCIATE

           By: /s/ LESLIE H. WEXNER                       /s/ BETH M. PRITCHARD
              ------------------------------              ----------------------
              Leslie H. Wexner, Chairman


               Please return one signed copy of this agreement to
                                The Limited, Inc.
                              Three Limited Parkway
                               Columbus, OH 43230
                                  614-415-7000

=============== [LOGO OF INTIMATE BRANDS, INC. APPEARS HERE] ===================

                             S T O C K    A W A R D

                           RESTRICTED STOCK AGREEMENT
                           ACKNOWLEDGEMENT OF RECEIPT

This Restricted Stock Agreement is entered into by and between Intimate Brands, Inc. (the "Company"), and the associate or director of the Company whose name appears below (the "Associate") in order to set forth the terms and conditions of a Restricted Stock Award granted to the Associate under Intimate Brands, Inc. 1995 Stock Option and Performance Incentive Plan (1997 Restatement) ("the Plan").

                   Associate's Name:   BETH M. PRITCHARD

                   Division:           BATH & BODY WORKS

                   Social Security #:

                   Address:



                                    Date      Number of     Vesting Schedule*
          Plan Name               of Grant     Shares       Date       Shares
------------------------------    --------    ---------   ---------------------
95 RESTRICTED (97 RESTATEMENT)    05/20/97     300,000    05/20/98       30,000
                                                          05/20/99       30,000
                                                          05/20/00       30,000
                                                          05/20/01       45,000
                                                          05/20/02       60,000
                                                          05/20/03      105,000


* If employment is terminated by the Company other than for Cause or by the Associate for Good Reason, vesting will be at 16% for each full year following the date of grant for the first five years, and 20% for the sixth year (offset by any shares previously vested under the normal schedule).

Subject to the attached Terms and Conditions of this Agreement and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Associate Restricted shares, as outlined above.

The Company and the Associate have executed this Agreement as of the Date of Grant set forth above.

           INTIMATE BRANDS, INC.                         ASSOCIATE

           By: /s/ LESLIE H. WEXNER                      /s/ BETH M. PRITCHARD
              ------------------------------             -----------------------
              Leslie H. Wexner, Chairman



This Restricted Stock Agreement is granted and the 5/20/98 vesting segment of the award will be earned based on achieving a x% increase in the sales growth for Intimate Brands, Inc. in the Fall season of 1997 over the Fall season of 1996. Further, the balance of the award will be earned and vest as outlined in the above schedule based on achieving a x% increase in sales growth for Intimate Brands, Inc. for the 1998 fiscal year over the 1997 fiscal year.

               Please return one signed copy of this agreement to
                                The Limited, Inc.
                              Three Limited Parkway
                               Columbus, OH 43230
                                  614-415-7000